Exhibit 10.302
ROBBINS UMEDA & FINK, LLP
BRIAN J. ROBBINS (190264)
S. BENJAMIN ROZWOOD (181474)
KELLY M. MCINTYRE (212360)
SHANE P. SANDERS (237146)
610 West Ash Street, Suite 1800
San Diego, CA 92101
Telephone: 619/525-3990
Facsimile: 619/525-3991
FARUQI & FARUQI, LLP
NADEEM FARUQI
BETH KELLER
320 East 39th Street
New York, NY 10016
Telephone: 212/983-9330
Facsimile: 212/983-9331
Co-Lead Counsel for Plaintiffs
SUPERIOR COURT OF THE STATE OF CALIFORNIA
COUNTY OF SAN DIEGO

IN RE LIGAND PHARMACEUTICALS	)	Lead Case No. GIC834255
INCORPORATED DERIVATIVE LITIGATION	)
	)	(Derivative Action)
)
This Documents Relates To:	)	STIPULATION OF SETTLEMENT
)
)
ALL ACTIONS.	)
	)	Judge: Honorable Ronald S. Prager
	)	Dept.: 71
	)	Date Action Filed: August 13, 2004

STIPULATION OF SETTLEMENT

     This Stipulation of Settlement dated as of September 19, 2006 (the “Stipulation”) is made and entered into by and among the following parties to the above-entitled action: (i) the state derivative plaintiffs Loretta Goldstein, Richard Hreniuk and Thelma Rubin (on behalf of themselves and derivatively on behalf of Ligand Pharmaceuticals, Inc. (“Ligand” or the “Company”)), by and through Court appointed Co-Lead Counsel; (ii) the federal derivative plaintiff Michael Kogan (on behalf of himself and derivatively on behalf of Ligand, by and through his counsel of record) (collectively the individuals identified in (i) and (ii) are referred to herein as “Plaintiffs”); (iii) the Individual Defendants (as defined in Section IV, ¶1.6), and Nominal Defendant Ligand, by and through their counsel of record (collectively the parties identified in (i), (ii) and (iii) are referred to herein as “the Settling Parties,” as defined in Section IV, ¶1.15 hereof). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in Section IV, ¶1.11 hereof), upon and subject to the terms and conditions hereof.
I. THE LITIGATION
     On August 13, 2004, the first of several shareholder derivative actions was filed in the Superior Court of the State of California for the County of San Diego (the “Court”) on behalf of nominal party Ligand. By Order of the Court, the state derivative actions were consolidated as In re Ligand Pharmaceuticals Incorporated Derivative Litigation, Lead Case No. GIC834255 (the “State Derivative Action”), and Robbins Umeda & Fink, LLP and Faruqi & Faruqi, LLP were appointed Plaintiffs’ Co-Lead Counsel. The State Derivative Action claims that: (1) the Individual Defendants breached their fiduciary duties of loyalty and good faith by causing Ligand to issue false and misleading information to its stockholders and the investing public regarding Ligand’s financial results and business prospects; (2) each of the Individual Defendants breached their fiduciary duties by failing to prevent the issuance of the false and misleading information; (3) each of the Individual Defendants abused their control; (4) each of the Individual Defendants grossly mismanaged Ligand; (5) each of the Individual Defendants wasted Ligand’s corporate assets; (6) each of the Individual Defendants were unjustly enriched; (7) certain of the Individual Defendants had actual knowledge of material, adverse non-public information and sold their Ligand common stock in violation of
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California Corporations Code §25402; and (8) the Individual Defendants’ breaches of their fiduciary duties damaged Ligand’s corporate image and goodwill, exposed Ligand to a pending action in the United States District Court for the Southern District of California, entitled In re Ligand Pharmaceuticals, Inc. Securities Litigation, Master File No. 04 CV 1620 DMS (LSP) (the “Federal Securities Action”), and caused Ligand to incur the costs of: (a) defending and settling the Federal Securities Action; (b) responding to a formal SEC investigation; (c) the restatement of its financial statements for almost four fiscal years; and (d) carrying out internal investigations concerning the restatement of its financial statements and related accounting and internal control issues. Plaintiffs sought damages and other relief on behalf of Ligand.
     On October 11, 2005, Michael Kogan v. David E. Robinson, et al., Case No. 05 CV 1924 DMS (RBB) (the “Federal Derivative Action”) was filed in the United States District Court for the Southern District of California on behalf of nominal defendant Ligand (the State Derivative Action and the Federal Derivative Action are collectively referred to herein as the “Actions”). The Federal Derivative Action asserted claims that: (1) each of the Individual Defendants breached their fiduciary duties by causing Ligand to issue false and misleading information regarding Ligand’s financial results by overstating revenue and understating losses, which subjected Ligand to the pending Federal Securities Action; and (2) certain of the Individual Defendants violated Section 304 of the Sarbanes-Oxley Act of 2002. Federal derivative plaintiff Kogan is represented by William S. Lerach, Darren J. Robbins and Travis E. Downs, III of Lerach Coughin Stoia Geller Rudman & Robbins, LLP (referred to collectively, along with counsel for the state derivative plaintiffs, as “Plaintiffs’ Counsel” as defined in Section IV, ¶1.9).
II. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
     The Defendants (as defined in Section IV, ¶1.2) have denied and continue to deny each and all of the claims alleged by Plaintiffs in the Actions. The Defendants have expressly denied and continue to deny the allegations of wrongdoing, liability and/or violations of any laws, and/or any damage whatsoever by reason of any of matters complained of in the Actions, contend that they acted properly and lawfully at all times and deny that Plaintiffs or Ligand have been damaged.
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Defendants entering into this Stipulation does not constitute an admission by any party of any alleged fact, wrongdoing, liability and/or violations of any laws and/or any damage whatsoever.
     Nonetheless, the Defendants have concluded that further conduct of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as the Actions. The Defendants have, therefore, determined that it is desirable and beneficial for Ligand that the Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation.
III. CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT
     Plaintiffs believe that the claims asserted in the Actions have merit. However, Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Defendants through trial and, potentially, through appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome inherent in any litigation, especially in complex actions such as these Actions, as well as the difficulties and delays of such litigation. Plaintiffs’ Counsel also are mindful of the inherent problems of proof under and possible defenses to the claims asserted in the Actions. Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon Ligand. Based on their evaluation, Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable and adequate and in the best interests of Plaintiffs, Ligand and Ligand’s stockholders.
IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of Ligand), Ligand, and the Individual Defendants, by and through their respective counsel of record, that, subject to the approval of the Court, the Actions and the Released Claims shall be finally and fully compromised, settled and released, and the Actions shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows.
STIPULATION OF SETTLEMENT

1. Definitions
     As used in the Stipulation the following terms have the meanings specified below:
     1.1 “Court” means Department 71 of the Superior Court of the State of California, County of San Diego.
     1.2 “Defendants” means Ligand and the Individual Defendants.
     1.3 “Effective Date” means the first date by which all of the events and conditions specified in Section IV, ¶5.1 of the Stipulation have been met and have occurred.
     1.4 “Federal Securities Action” means In re Ligand Pharmaceuticals, Inc. Securities Litigation, Master File No. 04 CV 1620 DMS (LSP).
     1.5 “Final” means the later of: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition to review the Judgment and, if any such writ or petition is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final, non-appealable dismissal of any appeal from the Judgment or the final, non-appealable dismissal of any proceeding on petition for review of the Judgment; or (c) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court’s Judgment approving the Stipulation. Provided, in no event shall Judgment be deemed “Final” for purposes of this Stipulation unless and until the dismissal with prejudice in In re Ligand Pharmaceuticals Incorporated Derivative Litigation, Lead Case No. GIC834255, and Michael Kogan v. David E. Robinson, et al., Case No. 05 CV 1924 DMS (RBB), has become “Final” as defined in this paragraph.
     1.6 “Individual Defendants” means David E. Robinson, Paul V. Maier, James J. L’Italien, William A. Pettit, Henry F. Blissenbach, Alexander D. Cross, John Groom, Irving S. Johnson, John W. Kozarich, Carl C. Peck, and Michael A. Rocca.
     1.7 “Judgment” means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit A, or as modified pursuant to the agreement of the Settling Parties.
     1.8 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock
STIPULATION OF SETTLEMENT

company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
     1.9 “Plaintiffs’ Counsel” means: (i) Robbins Umeda & Fink, LLP, Brian J. Robbins, S. Benjamin Rozwood, Kelly McIntyre and Shane P. Sanders, 610 West Ash Street, Suite 1800, San Diego, CA 92101, Telephone: 619/525-3990 and Faruqi & Faruqi, LLP, Nadeem Faruqi and Beth Keller, 320 East 39th Street, New York, New York 10016, Telephone: 212/983-9330 on behalf of the state derivative plaintiffs; and (ii) Lerach Coughin Stoia Geller Rudman & Robbins, LLP, William S. Lerach, Darren J. Robbins and Travis E. Downs, III, 655 West Broadway, Suite 1900, San Diego, CA 92101, Telephone: 619/231-1058 on behalf of the federal derivative plaintiff.
     1.10 “Related Persons” means each of a Defendant’s families, parent entities, affiliates or subsidiaries and each and all of Ligand’s respective past, present, or future officers, directors, employees, attorneys, accountants, auditors, insurers, reinsurers, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns.
     1.11 “Released Claims” shall collectively mean any and all claims, rights, and causes of action, whether based on federal, state, local, statutory or common law or any other law, rule, or regulation, including, without limitation, Unknown Claims (as defined in Section IV, ¶1.16) and claims under California and Delaware statutory and all other common law, federal and state securities laws and claims under any federal or state law governing fiduciaries or the duties of fiduciaries, that have been, could have been, or could be asserted in any forum and in any forum by Ligand shareholders on behalf of Ligand against the Released Persons (as defined in Section IV, ¶1.10) relating to or arising out of the allegations contained in the complaints filed in the Litigation. The Released Claims shall not include the claims asserted in the Federal Securities Action (In re Ligand Pharmaceuticals, Inc. Securities Litigation, Master File No. 04 CV 1620 DMS (LSP)) in the United States District Court for the Southern District of California.
     1.12 “Released Persons” means each and all of the Defendants and the Related Persons.
STIPULATION OF SETTLEMENT

     1.13 “Plaintiffs” means state derivative plaintiffs Loretta Goldstein, Richard Hreniuk and Thelma Rubin and federal derivative plaintiff Michael Kogan, derivatively on behalf of Ligand.
     1.14 “Settlement” means the settlement contemplated by this Stipulation.
     1.15 “Settling Parties” means, collectively, Defendants and Plaintiffs.
     1.16 “Unknown Claims” means any and all settled claims which any plaintiff does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, which if known by him, her or it might have affected his, her or its decision not to object to the Stipulation. With respect to any and all claims, the Settling Parties stipulate and agree that upon final approval, the Plaintiffs shall, expressly and derivatively, be deemed to have, and by operation of the Judgment, shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, principle of common law which is similar, comparable or equivalent to Cal. Civ. Code § 1542 which provides:
A general release does not extend to claims which the creditor does not know or suspect to exists in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
2. Settlement of the Derivative Claims
     2.1 Monetary Contribution. To settle the Federal Securities Action and the Actions, Defendants’ directors and officers insurance carrier agreed to pay $14 million to the Company, for settlement of all pending securities and derivative litigation, and Defendants agreed to cause Ligand to implement the corporate governance changes addressed herein.
     2.2 Corporate Governance.
     In connection with the litigation and/or resolution of the Actions, Ligand has agreed to adopt, to the extent it has not already implemented, the corporate governance measures described in the Corporate Governance Term Sheet attached as Exhibit B.
     Ligand also adopted corporate governance measures after the filing of the Actions (beginning in August 2004) summarized in Exhibit C (attached hereto), as a result of Ligand’s desire to deal with corporate governance issues related to the corporate governance issues proposed by Plaintiffs.
STIPULATION OF SETTLEMENT

Plaintiffs’ arduous litigation of the Actions substantially contributed to Ligand’s adoption of these corporate governance measures.
     During the course of litigating the Actions, Plaintiffs had various concerns regarding Ligand’s policies and procedures that were in existence and have remained in place for its Board of Directors’ Committee Charters, as well as its internal controls. Plaintiffs specifically addressed these concerns in their original demand letters. Plaintiffs subsequently met on numerous occasions, both in person and telephonically, with Ligand and its lawyers in an attempt to address their concerns within the existing framework of the Committee Charters and the internal controls, as all parties believed that to be in the best interests of Ligand. Plaintiffs’ initiation and prosecution of the Actions has resulted in the careful review of the Company’s Board Committee Charters governing the Audit, Compensation, and Nominating Committees and the Company’s policies concerning Insider Trading, Documentation of Accounting Decisions, and Procedures for Complaints Relating to Accounting and Auditing Matters. This review resulted in a number of changes to the Audit Committee Charter and the Insider Trading Policy, listed in Exhibit D, in addition to a number of Board policy changes and additions set forth in Exhibits B and C. The Company is continuing to review its policies in order to provide for good corporate governance, including consideration of the comments to these policies provided by Plaintiffs.
3. Releases
     3.1 Upon the entry of the Judgment, as defined in Section IV, ¶1.7, Plaintiffs, on their own behalf individually and derivatively on behalf of Ligand, Plaintiffs’ Counsel and Ligand shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims (including Unknown Claims) and any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Actions against the Defendants and the Released Persons.
     3.2 Upon the entry of the Judgment, each of the Defendants and Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiffs and Plaintiffs’ Counsel from all claims, arising out of, relating
STIPULATION OF SETTLEMENT

to, or in connection with their institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims.
     3.3 The Parties will seek entry of the Judgment by Court, dismissing the State Derivative Action with prejudice and barring any claims that have been or might have been brought in any court or forum by Ligand or any Ligand stockholder on Ligand’s behalf relating to or arising out of allegations in the complaints filed in the Actions.
     3.4 Upon approval of the Settlement, the plaintiffs in the Federal Derivative Action will dismiss, with prejudice, any appeal pending in the Ninth Circuit from the Order and Judgment entered on May 25, 2006.
4. Plaintiffs’ Counsels’ Fees and Reimbursement of Expenses
     4.1 Defendants shall, upon Court approval, cause the payment of fees and expenses of Plaintiffs’ Counsel in an aggregate amount of $4,150,000 within five business days of the Court’s Order granting final approval of this Settlement, subject to the joint and several obligation of Plaintiffs’ Counsel and their law firms (or their successors) to refund that amount (plus accrued interest), in the event of a reversal or modification on appeal. Said refund shall be paid to Ligand within five business days after any such appellate ruling becomes final. This payment shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Actions and resolution of the derivative claims asserted in the Actions and will be paid to Robbins Umeda & Fink, LLP (“RUF”) as receiving agent for Plaintiffs’ Counsel in both the State Derivative Action and Federal Derivative Action. RUF shall be solely responsible for the distribution of Plaintiffs’ attorneys’ fees, costs and expenses. Defendants shall have no responsibility for the allocation of the fees, costs and expenses awards among Plaintiffs’ Counsel in the Actions. The obligation to make appropriate refund or repayment may be enforced by summary orders of this Court.
5. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination
     5.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
STIPULATION OF SETTLEMENT

1.	the final approval of Ligand’s Board of Directors of this Stipulation as executed;

2.	final Court approval of the Settlement;

3.	dismissal with prejudice of the Actions, and the Judgment dismissing the Actions has become Final as defined in Section IV,
¶1.5 above;
     5.2 If all of the conditions specified in Section IV, ¶5.1 are not met, then the Stipulation shall be cancelled and terminated in accordance with the procedure in Section IV, ¶5.3, unless Plaintiffs’ Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.
     5.3 In the event that all of the conditions to the Effective Date are not met, or the Stipulation is not approved, or is otherwise terminated for any reason:
          (a) the parties shall be restored to their respective positions in the Actions as of the date before this Stipulation is executed; and
          (b) this Stipulation and any related settlement documents shall be null and void, of no force and effect, and nothing herein shall be deemed to prejudice the position of any of the parties or any Released Persons with respect to the Actions or otherwise, and neither the existence of this Stipulation nor the facts of its existence nor any of the terms thereof, shall be admissible in evidence or shall be referred to for any purpose in the Actions or in any other litigation or the issuance of an order.
6. Miscellaneous Provisions
     6.1 The Settling Parties:
          (a) acknowledge that it is their intent to consummate this agreement; and
          (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
     6.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions. The Settlement compromises claims which are
STIPULATION OF SETTLEMENT

contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. While retaining their right to deny that the claims advanced in the Actions were meritorious, Defendants agree that the Actions were filed in good faith and in accordance with the applicable California law and Rules of Court and federal law, including without limitation §§128.5, 128.6 and 128.7 of the California Code of Civil Procedure (“C.C.P.”) and Federal Rule of Civil Procedure 11 and are being settled voluntarily after consultation with competent legal counsel. The Judgment will contain a statement that during the course of the Actions, the parties and their respective counsel at all times complied with the requirements of C.C.P. §§128.5, 128.6 and 128.7.
     6.3 Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants or the Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants, the Defendants or the Released Persons in any proceeding of any nature. Any Defendant or Released Person may file the Stipulation and/or the Judgment in any action that has been or may be brought against him, her or it in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     6.4 The Exhibits to this Stipulation are a material and integral part hereof and are fully incorporated herein by this reference.
     6.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
     6.6 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.
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     6.7 Each counsel or other person executing the Stipulation or its Exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.
     6.8 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.
     6.9 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.
     6.10 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.
     6.11 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles.
     IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of September 19, 2006.

ROBBINS UMEDA & FINK LLP

/s/ Brian J. Robbins
BRIAN J. ROBBINS S. BENJAMIN ROZWOOD KELLY M. MCINTYRE SHANE P. SANDERS 610 West Ash Street, Suite 1800 San Diego, CA 92101 Telephone: 619/525-3990 Facsimile: 619/525-3991

Co-Lead Counsel for State Derivative Plaintiffs Loretta Goldstein, Richard Hreniuk and Thelma Rubin

STIPULATION OF SETTLEMENT

FARUQI & FARUQI LLP

/s/ Nadeem Faruqi
NADEEM FARUQI BETH KELLER 320 East 39th Street New York, NY 10016 Telephone: 212/983-9330 Facsimile: 212/983-9331

Co-Lead Counsel for State Derivative Plaintiffs Loretta Goldstein, Richard Hreniuk and Thelma Rubin

LERACH COUGHIN STOIA GELLER RUDMAN & ROBBINS, LLP

/s/ Travis E. Downs
WIILIAM S. LERACH DARREN J. ROBBINS TRAVIS E. DOWNS, III 655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 Facsimile: 619/231-7423

Counsel for Federal Derivative Plaintiff Michael Kogan

PAUL HASTINGS JANOFSKY & WALKER, LLP

/s/ William F. Sullivan
WILLIAM F. SULLIVAN CHRISTOPHER HAROLD MCGRATH MORGAN MILLER 3579 Valley Centre Drive San Diego, CA 92130 Telephone: 858/720-2500 Facsimile: 858/720-2555

Attorneys for Ligand and the Individual
Defendants David E. Robinson, Paul B.Maier,
James J. L’Italien, William A. Pettit, Henry F.
Blissenbach, Alexander D. Cross, John Groom,
Irving S. Johnson, John W. Kozarich, Carl C.
Peck and Michael A. Rocca

STIPULATION OF SETTLEMENT

EXHIBIT B
CORPORATE GOVERNANCE TERM SHEET
     Unless otherwise indicated, no provision listed below shall be retroactive. The following corporate governance changes shall remain effective for a period of five years from implementation, which shall occur, within 60 days after court approval of any settlement:
     A. The Board of Directors
          1. Unless otherwise specified herein, at least three-fourths of the Board of Directors (“Board”) and the majority of each Committee shall be comprised of “Independent Directors,” as described herein.
          2. It shall be the policy of the Board to set specific limits on outside board memberships. The Chief Executive Officer (“CEO”) of the Company should not participate on more than two boards of for-profit corporations (either publicly traded or privately held), and Independent Directors should not serve on more than three boards of publicly held companies, including the Company. The CEO or other full time senior corporate officer of another company serving on the Company’s board should be limited to not more than two public company boards in total, including the boards of such person’s own employer and the Company.
          3. By no later than the end of 2007, the Lead Independent Director shall, with the Board, evaluate and review whether the position of the Chairperson of the Board (“Chair”) should be separate from that of CEO. The Lead Independent Director shall arrange for meeting(s) or executive session(s) of the Independent Directors to discuss this issue. If the Chair and CEO positions are separated, the Chair must meet the definition of “Independent Director” as described herein.
          4. No member of the Board shall be a current executive officer of a customer, distributor or supplier of Ligand, except where such entity’s business with Ligand is de minimis (as defined in paragraph B.2. below).
          5. The performance of the Chair shall be evaluated each year by the Board. Where the Chair is not sufficiently active or successful in providing meaningful leadership for the Board, he or she should be replaced.
          6. Members of the Board shall serve for no more than ten years, effective as of the 2007 annual meeting, provided however, that no more that one director serving on the effective date of this Agreement shall be term-limited by this paragraph at each annual meeting. Board members who are also then-current employees of the Company shall be exempted from this provision.

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          7. The Board’s policy, consistent with the terms of the Company’s currently operative Stock Option Plan, should require each director to accept at least 20% of their yearly compensation in stock or stock options.
          8. Each director of the Company shall be required to certify in writing that he or she has received, read and understands the guidelines for directors set forth in Ligand’s “Code of Conduct and Ethics Policy,” and Board policy shall expressly state that it is applicable to directors.
     B. Director Independence
          1. For purposes hereof, to be deemed an “Independent Director” in any calendar year, a director would have to satisfy the following qualifications. He or she:
               a. has not been employed by Ligand or its subsidiaries or affiliates in an executive capacity within the last five calendar years unless such employment compensation and relationship to Ligand is de minimis.
               b. has not received, during the current calendar year or either of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or being affiliated with an unaffiliated entity that serves as (i) an adviser, consultant or legal counsel to Ligand or to a member of Ligand’s senior management, or (ii) a significant distributor, customer, or supplier of Ligand;
               c. has no personal services contract(s) with Ligand, or any member of Ligand’s senior management unless such contract(s) compensation and relationship to Ligand is de minimis;
               d. is not employed by a public company at which an executive officer of Ligand serves as a director;
               e. has not had any of the relationships described in subsections (a)-(d) above, with any affiliate of Ligand;
               f. is not a member of the immediate family of any person described in subsections (a)-(e) above; and
               g. membership on the Company’s Scientific Advisory Board shall not, in itself, disqualify an individual from service on the Board as an independent member.
          2. A director is deemed to have received remuneration, directly or indirectly, if remuneration, other than de minimis remuneration, was paid by Ligand, its subsidiaries or affiliates, to any entity in which the director has a beneficial ownership interest of five percent or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $60,000 or less in any calendar year, or if such remuneration is paid to an entity, and it (i) did not for the calendar year exceed the lesser of

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$5 million, or one percent of the gross revenues of the entity; and (ii) did not directly result in an increase in the compensation received by the director from that entity.
          3. No director shall be re-nominated who has not satisfactorily performed his or her duties based on Ligand’s established criteria for the performance of Board members.
          4. The Independent Directors shall meet separately from the rest of the Board at least quarterly.
     C. Duties of Lead Independent Director
          The following will be adopted as policy of the Board:
     The Board considers it to be useful and appropriate to designate a non-employee director to serve in a lead capacity to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the Board may determine. If the Chair does not qualify as an “Independent Director” pursuant to the definition above, then the Company will also designate a “Lead Independent Director.” The specific responsibilities of the Lead Independent Director when acting as such shall be as set forth herein below.
          1. Serve as a liaison between the other non-employee directors and the company’s Chief Executive Officer.
          2. Advise and assist the Chair regarding the schedule of Board meetings, seeking to ensure that the non-employee directors can perform their duties responsibly and in a manner that minimizes any interference with ongoing company operations.
          3. Consult with and advise the Chair regarding the agenda, meeting schedules for, and information to be provided in connection with all Board and Board Committee meetings.
          4. With the Chair, ensure that the non-employee directors have adequate resources to effectively and responsibly perform their duties and responsibilities, including without limitation all relevant and timely information from company management as necessary or appropriate for the duties and responsibilities being performed.
          5. Recommend to the Chair the retention of advisors and consultants who report directly to the Board or to any Board Committee.
          6. Serve as a member of the Nominating Committee.
          7. Attend meetings of the Audit Committee as s/he deems appropriate.
          8. Assist the Board, and all committees on which the Lead Independent Director serves, as well as the officers of the company, to better ensure compliance with and implementation of Board and other company policies and guidelines.

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          9. Call executive sessions of non-employee directors at least quarterly.
          10. Develop agendas for and serve as Chair of the executive sessions of the Board’s non-employee directors. Communicate to management, as appropriate, the results of discussions from the executive sessions among non-employee directors.
          11. Serve as principal liaison between the non-employee directors and the Board
          12. Make recommendations to the Chair, the Nominating Committee, and the Audit Committee regarding the membership of the various Board Committees, as well as the selection of the Committee chairpersons.
          13. Serve as Acting Chair of the Board when the Chair is not present.
          14. Evaluate, together with the Compensation Committee and the full Board, the CEO’s performance, and meet with the CEO to discuss the Board’s evaluation.
          15. Assist management, consistent with Company policy, with consultation and communication as needed with major stockholders.
          16. Perform such other duties as the Board shall designate from time to time.
     D. Board Committees
          1. It shall be Board policy that the Audit, Compensation and Nominating Committees shall have standing authorization, on their own decision, to retain legal or other advisors of their choice, who shall report directly to the Board or Committee.
          2. The General Counsel in the Legal Department shall serve as the primary contact to the Lead Independent Director and the other non-employee directors with regards to legal advice and counsel as requested by non-employee directors, the engagement of outside advisors, and otherwise as requested to assist the members of the Audit, Compensation and Nominating Committees in the performance of their duties. The foregoing is not intended to limit the access that every director has to any Ligand employee in accordance with Company policy.
          3. Each Committee member shall have a maximum tenure of six consecutive years on said Committee, effective as of the 2007 annual meeting, provided that no more that one member of each committee serving on the effective date of this Agreement shall be term-limited by this paragraph at each annual meeting.
     E. Compliance Oversight and Continuing Education for Board
     The Board shall oversee compliance issues including the following annual process for oversight and continuing education.

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          1. In effectuating its oversight of compliance issues and continuing education on compliance and Board duties, the Board shall:
               a. Oversee the development of the Company’s compliance programs to ensure that the Company is in compliance with its policies and all applicable laws and regulations, including complying with all legal, ethical, regulatory and commercial rules required to ensure proper research, development, testing, procedures, sales, disclosures and statements in relation to the Company’s actions concerning its products;
               b. Oversee the implementation, administration and enforcement of such programs;
               c. Hold at least one meeting session per year led by the General Counsel and outside expert counsel dedicated to i) review of compliance issues and continuing education of the Board regarding compliance requirements and ii) Board duties and responsibilities. Additional meetings may be called on these subjects as the Chair deems appropriate. The Board may invite such additional officers, directors and employees of the Company as it may see fit from time-to-time to attend a meeting and participate in the discussion of matters relating to compliance. Such meetings shall include:
•	Review of Company compliance programs and systems

•	Review of significant compliance issues during the past year and remediation

•	Review of significant, newly approved or approval-pending compliance requirements (e.g. regulations & laws)

•	Review of changes in the law regarding directors’ responsibilities and duties, including recent significant court opinions on existing or changed laws.
     F. Other Standing or New Committees of the Board
     All other existing or standing committees of the Ligand Board, including the Science and Technology Committee formed in March 2005, shall be comprised of a majority of Independent Directors.
     G. Access to Management
     All directors shall have access to the Company’s CEO, CFO and senior management to discuss and review all material aspects of the Company’s business, finances, operations and products.

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     H. Self-Evaluation of the Board
     By the end of 2007, so long as Ligand remains a publicly-traded company, the Company shall establish written self-evaluation process for the Board, including evaluation criteria, which shall be published, in the Company’s proxy statement providing for the election of directors. The Ligand Board shall annually perform a self-evaluation of the Board’s performance against the Company’s criteria established for members of the Board of the Company. The entire Ligand Board shall annually prepare and meet in closed session to review the results of its self-evaluation.
     I. Selection of One Director Utilizing Criteria Agreed to With Plaintiffs
     The Board will, promptly after the resignation or termination of one or more of the Directors affiliated with Third Point, utilize the following criteria agreed upon with Plaintiffs in the selection of one independent Director. The criteria which shall be utilized by the members of the Nominating Committee and the full Board, in conformity with their fiduciary duties, in the selection of a nominee are:
     The nominee shall have no prior financial or business interest in the Company such as through receipt of a salary or through affiliation with another company which has received a material amount of business from Ligand (indirect ownership of company shares, e.g., via mutual funds, or direct ownership of less than 1% of outstanding shares shall not be deemed a violation of this criterion). The nominee will receive only the standard director compensation, per published Company policy. The nominee shall have experience as a director of another public company. As part of the interview process, the nominee will be questioned about his or her experience in resolving conflicts. No nominee shall be listed as a “problem director” by the Corporate Library nor shall the nominee be a director of a company which is listed in the bottom decile of ISS. Furthermore, the nominee shall not have any professional, social or personal relationships with members of executive management, except for non-selective general or industry organizations. After the initial election to the Board, this director shall be nominated by the Board, subject to the Board’s fiduciary duties and the director’s satisfactory conduct of his/her duties pursuant to Board policy, at the next annual meeting at which directors are elected to serve for an additional term.
     J. Quarterly Report of Research and Development
     At each regularly scheduled Board meeting or at other meetings when developments warrant, the Chair of the Science and Technology Committee (or his or her designees) shall provide a report as to the Committee’s oversight of the Company’s research and development.
     K. Related Party Contracts
     The Board shall adopt internal procedures and policies prohibiting Ligand from entering into agreements with any director or officer of Ligand, or any person or entity controlled or affiliated with them, for the provision of goods and services to Ligand without approval by both the Compensation Committee and Audit Committee.

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     L. Limitations on Executive Compensation
          1. The Board shall adopt a policy that upon a finding of misconduct resulting in the issuance of a restatement by any Court of competent jurisdiction, the Lead Independent Director will seek Board approval to determine whether the Company should pursue disgorgement remedies against the appropriate officers during the relevant period pursuant to Sarbanes-Oxley Act of 2002 Section 304.
          2. The Ligand Board shall adopt a policy prohibiting the extension of loans and other credit by the Company to Ligand officers and/or directors.
          3. The policy of the Board is to attract and retain top executive talent. In order to effectuate this policy, it shall also be the policy of the Board to provide severance to executive employees similar to that which is paid to comparable executives in comparable markets. The terms of all severance agreements in place at the adoption of this policy shall not be affected. Severance agreements entered into on or after the date of the adoption of this policy shall base employee severance, taking due consideration of the reasons for severance into account, on the prevailing national market rate, as determined by an independent outside compensation surveys for comparable executives in comparable companies.
     M. Long-Term Strategic Vision
     The Board shall oversee the development of, and direction to, the Company’s strategic plan. The Board shall ensure that the production of long-term shareholder value is a predominant factor. Management, subject to the direction of the Board and pursuant to appropriate quiet periods and all other applicable rules and regulations, shall be open and reasonably accessible to inquiry by shareholders about the condition and performance of the Company.
     N. Document Preservation
     Ligand will adopt a policy whereby it agrees to comply with all applicable laws regulating retention of documents. This provision is exempted from the requirement that it be implemented within 60 days of court approval of the settlement.

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Exhibit C
Ligand’s Significant Initiatives on Corporate Governance and Business Practices
     Ligand adopted a range of corporate governance measures after the filing of the Actions (beginning in August 2004), as a result of Ligand’s desire to deal with corporate governance issues related to the corporate governance changes proposed by Plaintiffs as part of the Settlement. These included Ligand’s adoption of the following new policies and procedures or materially modified pre-existing policies and procedures: (i) Disclosure Committee Charter; (ii) Science and Technology Committee of the Board of Directors; (iii) Policy Regarding Gift Limits to Healthcare Providers; (iv) Bylaws Amended to Clarify Period for Receiving Stockholder Proposals at Annual Meetings; (v) Policy Regarding Accounting Decisions; and (vi) Three Third Point Shareholder Representatives Added to the Board of Directors. Each of the policies and procedures is summarized below.
Summary of Corporate Governance and Business Practices Initiatives Since August 2004
     Ligand shall maintain the following corporate governance initiatives, with the exception of section (vi), for at least five years (to the extent applicable laws, rules or regulations do not require or counsel otherwise):
I. October 2004: Approval of Ligand’s Disclosure Committee Charter
     To strengthen the disclosure of information, Ligand created the Disclosure Committee, composed of officers or employees of the Company, with one member being an attorney knowledgeable about SEC rules and regulations and one member who is knowledgeable about financial reporting and SEC reporting. The Disclosure Committee’s duties are to: design, establish, evaluate and maintain effective Disclosure Controls and Procedures that are designed to ensure that information required to be disclosed in the reports and statements filed by the Company pursuant to the Securities Exchange Act of 1934, including registration statements prospectuses filed by the Company pursuant to the Securities Act of 1933, and in private memorandum (collectively Disclosure Documents) is recorded, processed, summarized and reported in conformity with, and within the time periods specified by, the 1934 and 1933 Acts and the rules and forms of the Securities and Exchange Commission. The Disclosure Committee’s duties also include the responsibility to establish and maintain a process pursuant to which the Committee shall be responsible for reviewing and overseeing the disclosure included in the Disclosure Documents; and to maintain written records of the Disclosure Controls and Procedures followed in connection with the preparation and approval of Disclosure Documents.
     The objective of the Disclosure Committee is to provide a process such that: the Disclosure Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; any financial statements and other financial information included in Disclosure Documents fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of and for the periods presented therein; and that all information to be included in any Disclosure Document is

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communicated to the Company’s management, including, without limitation, the Senior Officers, as appropriate to allow timely decisions regarding required disclosure.
II. March 2005: Approval of Science and Technology Committee of the Board of Directors
     The Science & Technology (S&T) Committee of the Board was created to review the Company’s overall R&D strategy, research and development projects, and to advise the Board and President and Chief Executive Officer of the Company regarding future R&D strategies, projects, and efforts. The S&T Committee shall consist of at least two directors and the Nominating Committee shall elect a Chair. Committee members will receive such compensation for their formal meetings as the Compensation Committee of the Board may establish from time to time. The initial members of the S&T Committee are Carl Peck, Irving Johnson and John Kozarich. The external chairman of the SAB shall be an ex-officio member and participate in the post SAB annual review of discovery and preclinical projects and priorities. The S&T Committee will meet periodically and three times annually and shall attend the annual SAB together with the Company’s scientific consultants. Minutes of the meetings will be kept and the S&T Committee will make a formal report to the Board, as requested.
III. June 2005: Approval of Policy Regarding Gift Limits to Healthcare Providers
     The purpose of this policy is to implement portions of the Company’s Code of Conduct and Ethics Policy and Comprehensive Compliance Program. This policy applies to all employees, contractors and/or consultants in Commercial Operations, as well as any other such individuals having contact with healthcare professionals as part of his/her duties or activities for the Company (e.g. clinical research professionals). The Vice President(s) of Commercial Operations have primary responsibility for implementation and oversight of this policy within Commercial Operations. Violations of this policy may result in disciplinary action up to and including immediate termination. In addition, the Company in its discretion may advise appropriate government officials of any apparent violations of law. In particular, employees may not rely on any oral statements that are inconsistent with this written policy, nor which purport to change or add to it. The Company adheres to the PhRMA code for individual items. As stated in the Code of Conduct and Ethics Policy, “In general, such entertainment, gratuities including gifts or promotional items should have a value of $100 or less.” Annual limits on such items to an individual medical or health care professional are as follows: gifts ($200); promotional materials ($300-400); other activities/items, e.g. (meals and non-contract travel ($250-500).

IV.	November 2005: Bylaws Amended to Clarify Period for Receiving Stockholder Proposals at Annual Meetings
     The Ligand Board of Directors approved an amendment to the bylaws of the company clarifying the advance notice requirement for a stockholder who wishes to bring business before an annual meeting of stockholders. The amended bylaw provides that, in the event the annual meeting date has been changed by more than 30 days from the date contemplated in the previous year’s proxy statement, stockholder proposals for the annual meeting must be received no later than 20 days after the earlier of the date on which: (1) notice of the date of the annual meeting was mailed to stockholders, or (2) public disclosure of the date of the meeting was made to

2

stockholders. Previously the bylaws stated that the time for receipt of such proposals was “a reasonable time before the solicitation is made.”
V. December 2005: Approval of Policy Regarding Accounting Decisions
     An accounting decision policy establishes a control function regarding the accounting and reporting for all significant and/or complex transactions. These transactions may be new or arise from change in terms and are typically limited in occurrence, but potentially large and significant as to their impact on the financial reporting and accounting records of Ligand. Examples include, but are not limited to: significant financial transactions, financing arrangements, unusual or unique revenue transactions, transactions involving stock or stock options, royalty or collaboration agreements, and significant asset acquisitions or disposals. Due to the nature of these transactions, they often result in separate or additional disclosure in the Company’s external financial reports. These transactions and related issues will be documented and maintained in a control file in the Controller’s office. Documentation will include the facts related to the transaction, its financial impact, accounting and reporting implications and considerations as well as the conclusion and rational for the determined accounting and reporting treatment. The file will also contain any other supporting documents such as contract. The Controller will coordinate all analysis and gather information from appropriate functional sources.

VI.	December 2005: Three Third Point Shareholder Representatives Added to the Board of Directors
     Ligand expanded its board of directors from eight to eleven members with the addition of three outside directors. The new board will consist of the existing board members plus Daniel S. Loeb, Jeffrey R. Perry, and Brigette Roberts, M.D. Ligand has agreed to recommend the Third Point directors for election to the board and solicit proxies in their favor at annual meetings through 2007, provided the Third Point directors remain on the board and Third Point does not take certain stockholder actions as restricted until June 2, 2006, including soliciting proxies, submitting proposals for stockholders’ meetings, buying or selling Ligand stock and engaging in or proposing activities such as extraordinary corporate transactions, sale of material company assets, changes in management or the board, material changes in the company’s structure or business or changes to its charter or bylaws.

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CORPORATE POLICY AND PROCEDURE

INSIDER TRADING POLICY	CP-LAW-001
1.0	PURPOSE

The purpose of this policy is to outline the rules regarding director, employee and consultant transactions in the stock and other securities of Ligand Pharmaceuticals Incorporated. This policy and procedure arises from our responsibilities as a public company. We are establishing this policy in part to assist you in understanding the complicated rules governing sales and purchases of our securities. Failure to comply with these procedures could result in a serious violation of the securities laws by you and/or the company and can involve both civil and criminal penalties.

2.0	SCOPE

This policy applies to all directors, employees and consultants (including all temporary and contract employees) of the Company and their Immediate Families. Employees, directors and consultants of the company’s subsidiaries are also covered by this policy and the terms “Company” and “Ligand” as used in this policy include Ligand Pharmaceuticals and all of its subsidiaries. The policy covers all transactions by those individuals which involve Ligand securities. “Ligand securities” includes any Ligand stock, any rights to acquire or dispose of Ligand stock and any other Ligand securities.

3.0	REFERENCES/RELATED POLICIES

Sarbanes-Oxley Act of 2002 (Pub. Law 107-204)

Securities Exchange Act of 1934 (15 USC 78a et seq.), e.g. Section 16(b)

Rules and Regulations under the Securities Exchange Act of 1934, Rule 16 (17 CFR 240.16a-1 — 16e-1); Rule 10b5-1 (17 CFR 240.10b5-1); Rule 144

California Corporations Code §25402 (Friese v. Superior Court, 134 Cal. App. 4th 693 (2005))

4.0	RESPONSIBILITIES

The Company’s General Counsel (or in his/her absence the Chief Financial Officer (CFO)) is the designated Compliance Officer under this policy and has responsibility for its day to day administration.

Approved by/date

Warner R. Broaddus, VP & General Counsel

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CORPORATE POLICY AND PROCEDURE

INSIDER TRADING POLICY	CP-LAW-001
Directors, employees and consultants are responsible for ensuring compliance with this policy by their Immediate Families.

5.0	DEFINITIONS
5.1	Insider. An “insider” is a person who, regardless of his or her position in the Company, possesses, or has access to, Material Information concerning the Company that has not been Fully Disclosed to the public. Insiders may be subject to criminal prosecution and/or civil liability for trading (e.g. purchase or sale) in Company securities when they know Material Information concerning the Company that has not been Fully Disclosed to the public. The Immediate Families of insiders are also insiders under this policy. A person can be an insider for a limited time with respect to certain Material Information even though he or she is not an officer or director.

5.2	Tipping/Tippee. Insider trading is not limited to trading by the Insider alone; it is also illegal to advise others to trade on the basis of undisclosed Material Information. Liability in such cases can extend both to the “tippee” (the person to whom the Insider disclosed inside information) and to the “tipper” (the Insider himself or herself).

5.3	Immediate Family. Immediate family means an individual’s direct family living in the same household.

5.4	Fully Disclosed/Full Disclosure. Full disclosure generally means a filing with the Securities & Exchange Commission, a press release or other broadcast of information to the investing public. A speech or a TV or radio appearance for a selective audience, or an article in an obscure magazine do not normally qualify as full disclosure. Full disclosure means the securities markets have the opportunity to digest the news. For purposes of this policy, information that has been publicly announced is not “fully disclosed” until after the close of business on the next business day after the announcement.

5.5	Material Information. It is not possible to define all categories of material information. In general, information should be regarded as “material” if there is a substantial likelihood that it would be considered important by a reasonable investor in making a decision regarding the purchase or sale of Company stock or other securities. Examples of information that may be regarded as material would be information covering pending acquisitions,

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CORPORATE POLICY AND PROCEDURE

INSIDER TRADING POLICY	CP-LAW-001
significant changes in company sales compared to historical trends, signing of a major corporate partnership, important clinical, R&D or product data (good or bad), pricing changes in major contracts, planned stock splits, new stock or bond offerings and similar matters. If you have questions as to the materiality of information, you should contact the Compliance Officer for clarification.

5.6	Director. Director means a member of the Board of Directors of Ligand Pharmaceuticals Incorporated.

5.7	Officer. Officer means an officer of Ligand Pharmaceuticals Incorporated as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.
6.0	POLICY
6.1	Introduction The following is the insider trading policy of Ligand and its subsidiaries. It is important that you review this policy carefully. The Company strongly encourages you to contact a qualified securities lawyer if you have any doubt about whether your actions may constitute insider trading. In addition, the Compliance Officer can provide further answers regarding these trading restrictions. Criminal prosecution for insider trading can and often does result in prison sentences for the violator. Civil actions may be brought by private plaintiffs or the Securities & Exchange Commission (SEC). The SEC is authorized by statute to seek a penalty in such actions of the profits made or losses avoided by the violator. Finally, in addition to the potential criminal and civil liabilities mentioned above, in certain circumstances the Company may be able to recover all profits made by an Insider, plus collect other damages.

6.2	General Rule Any person deemed an Insider associated with the Company, i.e. anyone who has Material Information concerning the Company that has not been Fully Disclosed to the public, must refrain and his/her Immediate Family must refrain, from trading (which includes gifting and other transfers, as well as buying or selling) and must refrain from advising others to trade (i.e. Tipping) in Company stock or other securities until such information has been Fully Disclosed. Applicable fiduciary duties may also prohibit insider trading where, by virtue of his/her fiduciary position, an Insider knows or has accesss to Material Information that has not been

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INSIDER TRADING POLICY	CP-LAW-001
Fully Disclosed. Information is deemed Fully Disclosed after the close of business on the next business day after it is publicly announced.

6.3	Corporate Partner Securities We from time to time enter into arrangements with other companies to work together on various significant projects and collaborations, e.g. product research and development collaborations. As a result, Ligand employees, Directors and consultants may learn non-public Material Information relevant to those other companies. The same restrictions then apply to the other companies’ securities. Ligand employees, Directors and consultants and their Immediate Families must not trade in the stock or other securities of any corporate partner if they are aware of non-public Material Information relevant to that partner. Note that the standard for what is Material Information regarding a partner will likely be different from what is Material Information for Ligand.

6.4	Don’t Guess, Ask Any Director, employee or consultant who believes he or she would be regarded as an Insider who is contemplating a transaction in Company securities and who is unsure of the applicability of this policy must contact the Compliance Officer prior to executing any transaction in Ligand securities to determine if he or she may properly proceed. Officers and Directors should be particularly careful, since avoiding the appearance of engaging in a securities transaction on the basis of non-public Material Information can be as important as avoiding a transaction actually based upon such information.

6.5	Officers, Directors and Designated Employees
6.5.1	Notice and Trading Window Requirements All Officers and Directors, as well as certain other designated employees with access to financial data of the Company (as well as the Immediate Families of the Officers, Directors and designated employees) who wish to buy or sell Company securities, must
•	First, notify the Compliance Officer[1] of their intent to enter into a transaction in Company stock or other securities; and

•	Second, limit their purchases and sales of the Company securities on the open market to the period beginning on the

[1]	In instances where the Compliance Officer wishes to trade securities, s/he shall notify the President.

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CORPORATE POLICY AND PROCEDURE

INSIDER TRADING POLICY	CP-LAW-001
second business day after each public announcement of the Company’s quarterly or annual financial results, and ending on the 30th calendar day thereafter. These periods are known as the “trading windows.”

•	Third, Officers and Directors must report each trade in Company securities, including trades made in accordance with Qualified Selling Plans (defined below), by the close of business on the trade date, to the Compliance Officer or his/her designee to facilitate required SEC reporting. Such reports will be made available on the Company website.
The Compliance Officer shall keep the President and the CFO informed of all transactions under this section 6.5, as they are approved. The Compliance Officer and the relevant Department Head shall together with Human Resources ensure that employees to be designated under this section 6.5 shall be so informed in writing upon hire or later designation. The Compliance Officer shall maintain a current registry of such designated employees.

6.5.2	Restrictions During Trading Windows Notwithstanding such trading window periods, if any Officer, Director or other person has knowledge of Material Information which has not been Fully Disclosed, then that person has a personal responsibility and legal obligation not to engage in Company securities transactions while in possession of non-public Material Information, even during such trading window periods. In addition, if in the judgment of the President and the Compliance Officer, certain Officers, Directors or employees of the Company are in possession of non-public Material Information during a trading window period, or are otherwise restricted by law from trading Company securities (see, e.g. section 6.5.5 below), they may prohibit the affected employees, Officers or Directors from trading Company securities in open-market transactions during such trading window periods.

6.5.3	Unavoidable Special Circumstances; Waivers Subject to the general rule described in paragraph 6.2 above, Officers, Directors and designated employees who, due to unavoidable and extraordinary circumstances, need to engage in a transaction in Company securities outside of the trading window periods

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CORPORATE POLICY AND PROCEDURE

INSIDER TRADING POLICY	CP-LAW-001
described in paragraph 6.5.1 must contact the Compliance Officer. The President and the Compliance Officer[2], with advice from counsel, will attempt to determine whether the relevant Officer, Director, or designated employee is in possession of non-public Material Information which would restrict such person’s ability to trade in Company securities. If it is determined, in the President and Compliance Officer’s sole discretion, that there is no non-public Material Information within the possession of such person, then provided the circumstances reflect an appropriate level of need, the Officer, Director, or designated employee may be allowed to trade in Company securities.

6.5.4	Qualified Selling Plans Transactions made pursuant to a Qualified Selling Plan are not subject to the trading windows. For purposes of this exception, a “Qualified Selling Plan” is a written plan for selling Company stock which meets each of the following requirements:
(1)	the plan is adopted during a period when the trading window is open;

(2)	the plan is adopted during a period when the individual is not in possession of non-public Material Information;

(3)	selling under the plan does not commence until at least 30 days after the date the plan is adopted;

(4)	the plan is adhered to strictly, except for non-plan sales that comply with current SEC Interpretations and are approved by the Compliance Officer;

(6)	the plan either (a) specifies the amount of securities to be sold, the price at which and the date on which the securities are to be sold, (b) includes a written formula or algorithm, or computer program, for determining the amount of securities to be sold and the price at which and the date on which the securities are to be purchased or sold, or (c) does not permit any insider to exercise any subsequent influence over how, when, or whether to effect sales; provided, in addition, that any other person

[2]	In the event of a waiver requested by the President or the Compliance Officer, the determination shall be made, with advice of counsel, by the non-requesting officer and, if available, the CFO.

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INSIDER TRADING POLICY	CP-LAW-001
who, pursuant to the contract, instruction, or plan, did exercise such influence must not have been aware of the material nonpublic information when doing so; and

(7)	at the time it is adopted the plan conforms to all other requirements of 17 CFR 240.10b5-1(c)(1)(C). Any Qualified Selling Plan must be delivered promptly to the Compliance Officer. The Company reserves the right to disclose publicly the terms of any Qualified Selling Plan.
6.5.5	Pension Fund Blackouts In addition, Directors and Officers must not trade in Company equity securities acquired in connection with their service or employment as a Director or Officer during any “pension fund blackout periods” as set forth in the Sarbanes-Oxley Act of 2002, section 306(a) and implementing regulations.
6.6	Exception only for Company Stock Plans It is not an exception to this policy that the Insider may have decided to engage in a transaction before learning of the undisclosed Material Information or that delaying the transaction might result in an economic loss. It is also irrelevant that publicly disclosed information about the Company might, even aside from the undisclosed Material Information, provide a substantial basis for engaging in the transaction. Company personnel may not trade in Company securities while in the possession of non-public Material Information about the Company. The only general exception to the policy is as follows:
The exercise of a stock option under the Company’s Stock Option Plan(s), or the regularly-scheduled purchase of stock under the Company’s Stock Purchase Plan(s) are not restricted by insider trading rules. Note that this exception does not include a subsequent or same-day sale of the shares acquired under such Plans, e.g. the exercise of options.
6.7	Special Restrictions From time to time, the President together with the Compliance Officer may issue a memo to some or all Officers, Directors, employees and consultants notifying them that they are restricted from trading in Company securities as of a specific date and time. This memo might be issued because a significant event was about to occur, and the trading in Company securities during this time frame would be construed as trading with non-public Material Information. This restriction remains in

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CORPORATE POLICY AND PROCEDURE

INSIDER TRADING POLICY	CP-LAW-001
place and the affected individuals and their Immediate Families are prohibited from trading any Company securities until a second memo is sent by the President or Compliance Officer removing this restriction at a specific date and time.

6.8	Administration of the Policy Violations of this policy may result in disciplinary action up to and including immediate termination. In addition, the Company in its discretion may advise appropriate government officials of any apparent violations of law. This policy is in no way intended to modify the at-will nature of your employment with the Company. Except for the aspects of this policy delegated herein to the Compliance Officer, the President, the CFO and the General Counsel (for purposes of this policy, the “Administrative Committee”) shall jointly and in their sole discretion, interpret and administer this policy. This policy may not be amended or supplemented except in writing and with the express approval of the Board of Directors or the Administrative Committee. In particular, employees may not rely on any oral statements that are inconsistent with this written policy, nor which purport to change or add to it.
7.0	ATTACHMENTS

None

8.0	REVISION HISTORY

Current version:	October 16, 2006

Previous version(s):	May 27, 2003, May 15, 2002
Replaced “Policy Concerning Insider Trading Pursuant to SEC Rule 10b-5 — Employees” and “Policy Concerning Insider Trading Pursuant to SEC Rule 10b-5 — Officers and Directors” both dated July 20, 1993

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